UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2020 (October 7, 2020)

OFS Capital Corporation
(Exact name of Registrant as specified in its charter)

Delaware	814-00813	46-1339639
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 S. Wacker Drive, Suite 2500 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 734-2000

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OFS	The Nasdaq Global Select Market
6.25% Notes due 2023	OFSSG	The Nasdaq Global Select Market
6.375% Notes due 2025	OFSSL	The Nasdaq Global Select Market
6.50% Notes due 2025	OFSSZ	The Nasdaq Global Select Market
5.95% Notes due 2026	OFSSI	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Senior Secured Revolving Credit Facility
On October 7, 2020, OFS Capital Corporation, a Delaware corporation (the “Company” or “OFS”), executed an amendment (the “Secured Revolver Amendment”) to its Business Loan Agreement with Pacific Western Bank, as lender (“PacWest”), pursuant to which PacWest provides the Company with a senior secured revolving credit facility (as amended from time to time, the “PWB Credit Facility”) for general corporate purposes including investment funding.
Under the Secured Revolver Amendment, the total commitment under the PWB Credit Facility is reduced from $50.0 million to $20.0 million. The Company expects to benefit from a reduction in the unused commitment fee of 0.50% on any unused portion of the total commitment over $15,000,000. As of September 30, 2020, the Company had outstanding borrowings under the PWB Credit Facility of $-0-. There were no reduction penalties incurred by the Company in connection with the Secured Revolver Amendment.
At September 30, 2020, the Company held cash of $18.3 million, which includes cash of $5.1 million held by OFS SBIC I, LP, the Company’s wholly owned SBIC. At September 30, 2020, the unused commitment under the Company’s secured revolving credit facility with BNP Paribas was $125.4 million.
The foregoing description of the Secured Revolver Amendment is not complete and is qualified in its entirety by the full text of such amendment, which is filed as an exhibit to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K may contain forward-looking statements within the meaning of applicable securities laws. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.
Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in OFS’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by OFS from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, OFS’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. OFS is providing the information in this Current Report on Form 8-K as of this date and assumes no obligations to update the information included herein or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description

10.1	Amendment Three to the Business Loan Agreement between OFS Capital Corporation and Pacific Western Bank dated October 7, 2020

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFS CAPITAL CORPORATION

Date: October 9, 2020	By:	/s/ Bilal Rashid
Chief Executive Officer